Exhibit 10.1

SECOND AMENDMENT
TO THE
SJW GROUP
LONG-TERM INCENTIVE PLAN
(As Amended and Restated July 29, 2015)
WHEREAS, SJW Group (the “Corporation”) maintains the SJW Group Long-Term Incentive Plan, as amended and restated on July 29, 2015 and as subsequently amended on November 15, 2016 (the “Plan”); and
WHEREAS, the Corporation wishes to amend the Plan to include new performance goals.
NOW, THEREFORE, the Plan is hereby amended as follows to be effective as of October 28, 2020:
1.The definition for “Performance Goals” in Section Y of the Appendix to the Plan is hereby deleted in its entirety and replaced with the following in lieu thereof:
Y. Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) pre-tax or after-tax earnings, profit or net income; (ii) revenue or revenue growth; (iii) earnings per share; (iv) return on assets, capital, shareholder equity or rate base; (v) total shareholder return; (vi) gross or net profit margin; (vii) cash flow, operating cash flow or free cash flow; (viii) approved rate increases; (ix) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (x) increases in customer base; (xi) operating income, net operating income or net operating income after recorded tax expense; (xii) operating profit, net operating profit or net operating profit after recorded tax expense; (xiii) operating margin; (xiv) cost reductions or other expense control objectives; (xv) market price of the Common Stock, whether measured in absolute terms or in relationship to earnings or operating income; (xvi) compliance with applicable environmental requirements or applicable regulatory requirements; (xvii) budget objectives; (xviii) working capital; (xix) mergers, acquisitions or divestitures; (xx) attainment of water industry objectives measured in terms of water quality, service, reliability and efficiency; (xxi) measures of customer satisfaction; (xxii) property purchases or sales; (xxiii) construction goals; (xxiv) plant utilization or capacity; (xxv) litigation or regulatory resolution goals; (xxvi) rate base objectives; (xxvii) credit rating; (xxviii) application approvals; (xxix) economic value added; (xxx) productivity goals; (xxxi) capital budget or capital expenditures; (xxxii) objectives tied to capital growth; (xxxiii) human capital measures or metrics; (xxxiv) strategic plan development and implementation and/or achievement of synergy targets; (xxxv) environmental, social and governance efforts and improvements; and (xxxvi) operational and organization goals. Each performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above either in terms of the Corporation’s performance or in relation to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. In addition, one or more of such performance criteria may be measured in terms of percentage achievement of the budgeted amounts established for those criteria. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may provide for appropriate adjustments or exclusions for one or more of the following items: (a) asset impairments or write-downs; (b) litigation and governmental investigation expenses, and amounts paid with respect to judgments, verdicts and settlements in connection therewith; (c) the effect of changes in tax law, accounting principles, any public utility commission rules and regulations or any other such laws, regulations or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) costs and expenses incurred in connection with mergers and acquisitions; (f) any extraordinary or nonrecurring items; (g) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan, the Corporation’s Executive Officer Short-Term Incentive Plan, or other cash-paid bonus or incentive compensation plans or arrangements of the Corporation or any Parent or Subsidiary; (h) items of income, gain, loss or expense attributable, in the year of acquisition, to the operations of any business acquired by the Corporation or any Parent or Subsidiary; (i) items of income, gain, loss or expense attributable to any joint venture in which the Corporation or any Parent or Subsidiary participates; (j) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or any Parent or Subsidiary or the gain or loss realized upon the sale of any such business or the assets thereof; and (k) the effects of any corporate transaction, such as a merger, consolidation, separation or reorganization.
2.    Except as expressly modified by this Second Amendment, all the terms and provisions of the Plan shall continue to remain in full force and effect.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to be executed on October 28, 2020.

SJW Group

By: /s/ Eric W. Thornburg_________
Name: Eric W. Thornburg
Title: Chief Executive Officer, President and Chairman

[Signature Page to the Second Amendment to the Long-Term Incentive Plan]